Exhibit 99.1

Greenland’s Board Approves Spin-off and Creation of Pureplay Industrial EV Company

EAST WINDSOR, N.J., February 14, 2024 – Greenland Technologies Holding Corporation (Nasdaq: GTEC) (“Greenland” or the “Company”) today announced that the Company’s Board of Directors (the “Board”) had approved a spin-off of its drivetrain systems business, and approved a plan to separate its electric industrial vehicles and drivetrain systems segments into two independent, publicly-traded companies. The Company expects to create these companies through a tax-free spin-off of its drivetrain systems segment to the Greenland shareholders. There are no guarantees the contemplated spin-off will occur or that it will occur on the anticipated timeline given economic conditions and changes in the financial markets.

The Board previously authorized a review of Greenland Technologies’ business portfolio and capital allocation options, with the goal of enhancing shareholder value. As a result of this review, the Board concluded that the separation of the drivetrain systems business from the remainder of Greenland Technologies, as a pure play, stand-alone company is the most attractive strategic option for growth and enhancing shareholder value.

After the proposed spin-off, Greenland will be solely comprised of the Company’s current industrial electric vehicle business under its HEVI brand. Under the Board-approved strategic plan, Greenland’s existing drivetrain systems for material handling machineries and vehicles would operate post-spin-off as a separate, independently managed and publicly traded company on the OTC market. Current Greenland shareholders will continue to own and trade shares with no change. They will also receive a to be determined allocation of shares in the new spin-off company comprised of the non-industrial EV operations.

Raymond Wang, CEO of Greenland, commented, “Greenland has benefited financially, strategically and operationally from our integrated business structure. However, our success has not been appropriately reflected in our share price due to concerns regarding the global exposure of our business in an increasingly volatile geopolitical environment. At this time, however, we have reached a critical mass in our industrial electric vehicle business, following the rebranding under the HEVI name. After careful review, analysis and discussion, the Board believes the proposed new strategic structure will best allow our teams to focus and to further maximize the return on investment (“ROI”) of our investments given the expected growth of the industrial electric vehicle market. We look forward to updating you as we make progress on the spin-off and will provide additional details as we continue to prioritize unlocking value for all shareholders.”

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (NASDAQ: GTEC) is a developer and a manufacturer of drivetrain systems for material handling machineries and electric vehicles, as well as electric industrial vehicles. Information on the Company’s clean industrial heavy equipment division can be found at HEVI Corp.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking statements.” Such statements reflect Greenland’s current views with respect to future events and are subject to such risks and uncertainties, many of which are beyond the control of Greenland, including Greenland’s ability to consummate the spin-off as planned or on a timely basis, the risks that the combined trading prices of independent companies created by the spin-off may not be greater than or equal to the share price of Greenland prior to spin-off, and those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s expectations with respect to future performance. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Greenland does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

For more information, please contact:

For Greenland Technologies Josh Centanni Phone: +1 888-827-4832 Email: jcentanni@gtec-tech.com	Global IR Partners David Pasquale Phone: +1 914-337-8801 Email: GTEC@globalirpartners.com